Vertex Energy, Inc. 8-K

Exhibit 99.1

Vertex Energy Provides Operational Update for Fourth Quarter 2023

Conventional throughput volumes anticipated at approximately 67,000 bpd, vs. previously forecasted 68,000-71,000 bpd

Expected fourth quarter finished product yield of 65%-67%, in line with previously forecasted range of 64%-68%

Renewable throughput volumes anticipated at approximately 3,900 bpd, at the low end of previously forecasted 4,000-6,000 bpd

Average fourth quarter crack spreads on finished refined products declined 40% vs. third quarter average levels.

HOUSTON, TX / BUSINESSWIRE / January 23, 2024 / Vertex Energy, Inc. (NASDAQ: VTNR) (“Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today provided an update to its financial and operational outlook for the fourth quarter of 2023, and announced the timing of its Fourth Quarter and Full-Year 2023 Earnings Release and Conference Call.

Fourth Quarter Conventional Throughput Volumes Slightly Below Prior Forecasts

Reported throughput volumes at the Company’s Mobile, Alabama Refinery (the “Mobile Refinery”) for the fourth quarter of 2023 are expected to be approximately 67,000 barrels per day (bpd), just below management’s previous guidance. The slight reduction reflects a combined impact of a strategic curtailment in throughput in light of deteriorating market conditions during the quarter as well as the previously disclosed downtime to proactively replace an electrical transformer.

The expected yield of finished conventional fuel products such as gasoline, diesel, and jet fuel is expected to be between 65% and 67%, in line with the previously forecasted range of 64% to 68%. This reflects the ongoing benefit of the yield optimization efforts introduced in the second quarter of 2023.

Operating expenses per barrel for the fourth quarter of 2023 are expected to total between $3.75 to $3.95 per barrel, a 5.5% improvement vs. prior expectations at the mid-point. Capex is expected to be $8 - $10 million, 48.6% below expectations at the midpoint.

Key commodity price averages in local markets served by Vertex for the fourth quarter of 2023 include CBOB gasoline at $85.28 per barrel, ultra-low sulfur diesel at $112.38 per barrel, jet fuel at $111.18 per barrel, and Louisiana Light, Sweet Crude oil at $81.17 per barrel.

Renewable Diesel Volume Expected to be Below Prior Outlook

Vertex’s reported renewable diesel production for the fourth quarter 2023 is expected to be 3,900 barrels per day (bpd), just under the forecasted range of 4,000 to 6,000 bpd. The yield on renewable throughput volumes is expected to be approximately 96%, slightly below the previously anticipated range of 97% to 98%.

Updated 4Q 2023 Guidance Summary

Conventional Fuels	4Q 2023
Operational:	As of 11/7/23	As of 1/22/24
Mobile Refinery Conventional Throughput Volume (Mbpd)	68 - 71	~67
Capacity Utilization	91% - 95%	88% - 90%
Production Yield Profile:
Percentage Finished Products[1]	64% - 68%	65% - 67%
Intermediate & Other Products[2]	36% - 32%	35% - 33%

Renewable Fuels	4Q 2023
Operational:	As of 11/7/23	As of 1/22/24
Mobile Refinery Renewable Throughput Volume (Mbpd)	4 - 6	~4
Capacity Utilization	50% - 75%	48%-50%
Production Yield	97% - 98%	95%-97%
Yield Loss	3% - 2%	3%-5%

Consolidated	4Q 2023
Operational:	As of 11/7/23	As of 1/22/24
Mobile Refinery Total Throughput Volume (Mbpd)	72 - 77	~71
Capacity Utilization	87% - 93%	85% - 88%

Financial Guidance:
Direct Operating Expense ($/bbl)	$3.95 - $4.20	$3.75 - $3.95
Capital Expenditures ($/MM)	$15 - $20	$8 - $10

Renewable Diesel Feedstock Supply Strategy Update

Vertex is pleased to report that the Company’s feedstock optimization strategy is progressing as expected. As previously communicated, the Company expected to receive LCFS credits in the fourth quarter of 2023 for its renewable diesel production volumes produced in the third and fourth quarters of 2023. The initial LCFS credits reflect a temporary carbon intensity (“CI”) score and amounted to $9.5 million in the period. Upon receiving its provisional CI score, expected sometime in the first or second quarter of 2024, Vertex anticipates the per-barrel LCFS credits to improve materially over temporary CI values.

Management Commentary

Benjamin P. Cowart, President and CEO of Vertex, stated, “The fourth quarter of 2023 presented us with deteriorating crack spreads, leading us to adjust our throughput rates in line with our economic-driven operational strategy.” Mr. Cowart continued, “Simultaneously, we opted to improve our liquidity position by further leveraging cash invested in hard assets for the Renewable Diesel project through our existing term loan partner, achieving approximately $80 million in liquidity as of December 31st, 2023. As we step into the first quarter of 2024, we're observing an improvement in crack spreads, combined with increased margin efficiency, which has led us to opportunistically ramp our production rates for conventional fuels and renewable diesel, proactively aligning increased capacity utilization with evolving market conditions.”

ABOUT VERTEX ENERGY

Vertex Energy is a leading energy transition company that specializes in producing both renewable and conventional fuels. The Company’s innovative solutions are designed to enhance the performance of its customers and partners while also prioritizing sustainability, safety, and operational excellence. With a commitment to providing superior products and services, Vertex Energy is dedicated to shaping the future of the energy industry.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s expected results of operations for the fourth quarter of 2023; the review and evaluation of potential joint ventures, divestitures, acquisitions, mergers, business combinations, or other strategic transactions, the outcome of such review, and the impact on any such transactions, or the review thereof, on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the Company’s ability to identify potential partners; the outcome of potential future strategic transactions and the terms thereof; the future production of the Company’s Mobile Refinery; anticipated and unforeseen events which could reduce future production at the refinery or delay future capital projects, and changes in commodity and credit values; throughput volumes, production rates, yields, operating expenses and capital expenditures at the Mobile Refinery; the timing of, and outcome of, the evaluation and associated carbon intensity scoring of the Company’s feedstock blends by officials in the state of California; and the amounts thereof; the need for additional capital in the future, including, but not limited to, in order to complete future capital projects and satisfy liabilities, the Company’s ability to raise such capital in the future, and the terms of such funding; the timing of capital projects at the Mobile Refinery and the outcome of such projects; the future production of the Mobile Refinery, including but not limited to, renewable diesel production; estimated and actual production and costs associated with the renewable diesel capital project; estimated revenues, margins and expenses, over the course of the agreement with Idemitsu; anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and to pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation, and potential recessions; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PRELIMINARY FINANCIAL AND OPERATIONAL DATA

The financial and operational data for the three months ended December 31, 2023, contained in this release are preliminary in nature. The Company’s management has prepared the preliminary financial and operational data contained in this release based on the most current information available to management. The Company’s normal closing and financial reporting processes with respect to its financial and operational data for the three months ended December 31, 2023, have not been fully completed. This preliminary financial and operational data has been prepared by, and is the responsibility of, the Company’s management. Neither the Company’s independent accountants, nor any other independent accounting firm, has expressed an opinion or any other form of assurance with respect thereto. As a result, the Company’s actual financial and operational results for the three months ended December 31, 2023, could be different from the preliminary financial and operational data contained herein, and any differences could be material. The Company has prepared these estimates on a basis materially consistent with its historical financial results and in good faith based upon its internal reporting as of and for the three months ended December 31, 2023. This release is not intended to be a comprehensive statement of financial results for this period. The results of operations for an interim period may not give a true indication of the results to be expected for a full year or any future period.

INVESTOR CONTACT

John Ragozzino Jr., CFA (ICR)

IR@vertexenergy.com